Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to us and to our estimates of reserves of LRR Energy, L.P. contained in this Annual Report on Form 10-K for the year ended December 31, 2014 and in LRR Energy’s previously filed Registration Statements on Form S-8 (No. 333-178005) and Form S-3 (No. 333-190865).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

March 4, 2015